UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

DDS TECHNOLOGIES USA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-15547	13-4253546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510 Boca Raton, Florida 33432
(Address of principal executive office)

Registrant’s telephone number, including area code: (561) 750-4450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On March 29, 2005, DDS Technologies USA, Inc. (the “Registrant”) entered into an Employment Agreement (the “New Employment Agreement”) with Spencer Sterling (the “Executive”) whereby the Executive shall continue to serve as the President and Chief Executive Officer of the Registrant until the earlier of October 30, 2008 and the Executive’s termination pursuant to the terms of the New Employment Agreement, provided that the New Employment Agreement renews automatically for one-year periods unless earlier terminated by either party. The Executive shall receive a base salary at the annual rate of One Hundred Fifty Thousand Dollars ($150,000) during the term of his employment, with such base salary payable in installments consistent with the Registrant’s normal payroll schedule. The Executive’s base salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Registrant’s Board of Directors, be increased at any time or from time to time. If the Registrant raises additional capital of at least $2,000,000 on or before June 1, 2005, the Executive’s base salary also shall be reviewed within 45 days thereafter. Any bonus awarded to the Executive shall be at the discretion of the Registrant. In addition, upon execution of and in connection with the New Employment Agreement the Registrant and the Executive entered into a Stock Option Agreement (the “Stock Option Agreement”) on the same date whereby the Registrant granted the Executive non-qualified stock options to purchase 400,000 shares of the Registrant’s common stock, par value $.001 per share, at an exercise price of $1.00 per share. The Stock Option Agreement provides that options to purchase 100,000 shares of common stock are exercisable immediately with additional options to purchase 100,000 shares of common stock vesting on each of the first, second and third anniversaries of the date of grant, provided that the Executive is still employed as a director, employee or consultant of the Registrant on each of those anniversary dates.

The New Employment Agreement also terminated that certain prior Employment Agreement, dated October 30, 2003, between the parties.

The preceding is qualified in its entirety by reference to the New Employment Agreement and the Stock Option Agreement which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are hereby incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

 Not applicable

(b)    Pro Forma Financial Information.

 Not applicable

(c)    Exhibits.

 10.1 — Employment Agreement, dated as of March 29, 2005, by and between DDS Technologies USA, Inc. and Spencer Sterling.

 10.2 — Stock Option Agreement, dated as of March 29, 2005, by and between DDS Technologies USA, Inc. and Spencer Sterling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS TECHNOLOGIES USA, INC.

Date: March 30, 2005	By:	/s/ Spencer Sterling
Spencer Sterling
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Exhibit Title

10.1	Employment Agreement, dated as of March 29, 2005, by and between DDS Technologies USA, Inc. and Spencer Sterling.

10.2	Stock Option Agreement, dated as of March 29, 2005, by and between DDS Technologies USA, Inc. and Spencer Sterling.